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                                                                    Exhibit 23.1

                    Consent of Independent Public Accountants

The General Partners
Essex Portfolio, L.P.;

We consent to incorporation by reference in the registration statements on Form S-3 (No. 333-68503, No. 333-44467, No. 333-21989, and No. 333-36029), and the
registration statements on Form S-8 (No. 33-84830 and No. 333-55646) of Essex Portfolio, L.P., our report dated February 5, 2002, except as to the second paragraph of Note (3)(b), for which the date is February 15, 2002, relating to the consolidated balance sheets of Essex Portfolio, L.P. and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, Partner's capital and cash flows for each of the years in the three-year period ended December 31, 2001 and the related financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Essex Portfolio, L.P.

KPMG LLP

San Francisco, California
April 1, 2002